AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999
                                                    REGISTRATION NO. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  COVANCE INC.
             (Exact name of Registrant as specified in its Charter)

       DELAWARE                  210 CARNEGIE CENTER                         22-3265977
(State of Incorporation)     PRINCETON, NEW JERSEY 08540-6233              (I.R.S. Employer
                          (Address of principal executive offices)     Identification Number)

                                  COVANCE INC.
                    DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE
                        MEMBERS OF THE BOARD OF DIRECTORS
                            (Full Title of the Plan)

                            Jeffrey S. Hurwitz, Esq.
                        Corporate Senior Vice President,
                          General Counsel and Secretary
                                  Covance Inc.
                               210 Carnegie Center
                        Princeton, New Jersey 08540-6233
                     (Name and address of agent for service)

                                 (609) 452-4430
          (Telephone number, including area code, of agent for service)








                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Title of  Securities to  Amount to be           Proposed Maximum       Proposed Maximum        Amount of
be Registered            Registered             Offering   Price  per  Aggregate Offering      Registration Fee
                                                Share(1)               Price(1)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock, Par
Value $.01 per share     50,000                 $9.9375                $496,875                $139
------------------------ ---------------------- ---------------------- ----------------------- ----------------------


(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 based on the average of the high and low prices for the Company's Common Stock reported on the New York Stock Exchange on November 5, 1999.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed by Covance Inc. ("the Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year, including any amendment or report filed for the purpose of updating such description.

                  2. The Company's Quarterly Report on Form 10-Q for the period ending March 31, 1999.

                  3. The Company's Quarterly Report on Form 10-Q for the period ending June 30, 1999.

                  4. The Company's Quarterly Report on Form 10-Q for the period ending September 30, 1999.

                  5. The Company's Proxy Statement in connection with the 1999 Annual Meeting of Shareholders filed with the Commission on March 8, 1999.

                  6. The Company's Current Reports on Form 8-K filed with the Commission on May 4, 1999 and June 25, 1999.

                  7. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, declared effective by the Commission on November 26, 1996 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Incorporated by reference to Registrant's Form 10 declared effective by the Commission on November 26, 1996 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Jeffrey S. Hurwitz, Corporate Senior Vice President, General Counsel and Secretary of the Company, issued the opinion as to the legality of securities being registered herein, attached as Exhibit 5.1 hereto. Mr. Hurwitz participates in the Company stock and option benefit plans and holds directly shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware Law, the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Restated Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The directors and officers of the Company are insured against certain liabilities under the Company's directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith:

         Exhibit
            NO.            DOCUMENT

         4.1 Covance Inc. Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors

         5.1 Opinion of General Counsel as to the legality of securities being registered.

         23.1              Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of General Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1              Power of Attorney (included on Signature Page).

ITEM 9.  UNDERTAKINGS.

         The undersigned Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement.

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton and State of New Jersey on November 10, 1999.

                                                   COVANCE INC.

                                     By: /S/ CHRISTOPHER A. KUEBLER
                                         Christopher A. Kuebler
                                         Chairman, President and Chief
                                         Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Jeffrey S. Hurwitz and Ross A. Hyams each of them, his true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                   TITLE                                      DATE
                                       Chairman of the Board,
/S/ CHRISTOPHER A. KUEBLER             President and Chief Executive Officer
Christopher A. Kuebler                 (Principal Executive Officer)             November 10, 1999

                                       Corporate Senior Vice President and
/S/ CHARLES C. HARWOOD, JR.            Chief Financial Officer (Principal
Charles C. Harwood, Jr.                Financial Officer)                        November 10, 1999

/S/ MICHAEL GIANNETTO                  Vice President and Controller
Michael Giannetto                      (Principal Accounting Officer)            November 10, 1999

/S/ ROBERT M. BAYLIS
Robert M. Baylis                       Director                                  November 10, 1999

/S/ VAN C. CAMPBELL
Van C. Campbell                        Director                                  November 10, 1999

/S/ IRWIN LERNER
Irwin Lerner                           Director                                  November 10, 1999

/S/ J. RANDALL MACDONALD
J. Randall MacDonald                   Director                                  November 10, 1999

/S/ NIGEL W. MORRIS
Nigel W. Morris                        Director                                  November 10, 1999

/S/ KATHLEEN G. MURRAY
Kathleen G. Murray                     Director                                  November 10, 1999

/S/ WILLIAM A. UGHETTA
William A. Ughetta                     Director                                  November 10, 1999


                                  EXHIBIT INDEX



EXHIBIT NO      DOCUMENT                                                PAGE NO.


4.1 Covance Inc. Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors. FILED HEREWITH.

5.1 Opinion of the General Counsel as to the legality of securities being REGISTERED. FILED HEREWITH.

23.1            Consent of PricewaterhouseCoopers LLP. FILED HEREWITH.

23.2 Consent of General Counsel (contained in opinion filed as Exhibit 5.1 to this Registration Statement). FILED HEREWITH.

24.1            Power of Attorney (included on Signature Page). FILED
                HEREWITH.